UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2011
Thermo Fisher Scientific Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8002	04-2209186

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation	File Number)	Identification No.)

81 Wyman Street
Waltham, Massachusetts	02451

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 622-1000
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-1.1
EX-5.1
EX-12.1

Item 8.01. Other Events.
     On August 9, 2011, Thermo Fisher Scientific Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named in the Underwriting Agreement, for the issuance and sale by the Company of $1.0 billion aggregate principal amount of 2.250% Senior Notes due 2016 (the “2016 Notes”) and $1.1 billion aggregate principal amount of 3.600% Senior Notes due 2021 (the “2021 Notes”, and together with the 2016 Notes, the “Notes”), in a public offering pursuant to a registration statement on Form S-3 (File No. 333-166176) and a related preliminary prospectus supplement and final prospectus supplement filed with the Securities and Exchange Commission (the “Offering”). The Offering is expected to close on August 16, 2011.
     The Company expects that the net proceeds from the sale of the Notes will be approximately $2.08 billion after deducting underwriting discounts and estimated offering expenses. The Company intends to use the anticipated net proceeds of the Offering to fund part of the consideration payable for the Company’s acquisition of the Phadia group of companies (the “Phadia Acquisition”), which is estimated to aggregate approximately EUR 2.47 billion (approximately $3.5 billion) and to pay certain costs associated with the Phadia Acquisition. The Company expects to fund the remaining cash consideration for, and pay the remaining costs associated with, the Phadia Acquisition from available cash on hand, net proceeds from the issuance of up to $1 billion of commercial paper under the commercial paper program the Company anticipates establishing prior to closing the Phadia Acquisition and/or borrowings under the Company’s bridge credit facility. The Company’s bridge credit facility permits borrowings of up to $2 billion less the amount of any net cash proceeds received from the Offering. If the Company is unable to issue the Notes or commercial paper in the anticipated amounts or to borrow funds under the Company’s bridge credit facility, the Company intends to finance any shortfall with borrowings under the Company’s revolving credit facility.
     The Notes will be issued pursuant to an indenture (the “Indenture”) dated as of November 20, 2009 between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Fourth Supplemental Indenture to be dated as of August 16, 2011 between the Company and the Trustee.
     The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The above description of the bridge credit agreement and the revolving credit facility is qualified in its entirety by reference to the bridge credit agreement and the revolving credit facility, which are filed as Exhibits 10.1 and 10.2, respectively, to the Current Report on Form 8-K filed on June 29, 2011 and are incorporated herein by reference.
     Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued an opinion to the Company, dated August 9, 2011, regarding the legality of the Notes. A copy of the opinion as to legality is filed as Exhibit 5.1 hereto.
     In connection with the Offering, the Company is filing the Statement Regarding Computation of Ratio of Earnings to Fixed Charges under Exhibit 12.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.
Date: August 10, 2011	By:	/s/ Seth H. Hoogasian
		Name:	Seth H. Hoogasian
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated August 9, 2011, among the Company and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named in the Underwriting Agreement.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).